Exhibit 99.1



July 10, 2003

FOR IMMEDIATE RELEASE
For further information contact:

Doug Gulling, Chief Financial Officer

515-222-2309

WEST BANCORPORATION, INC. DECLARES QUARTERLY DIVIDEND

West Des Moines, IA - On July 9, 2003, the Board of Directors of West Bancorporation, Inc., (WTBA) the parent company of West Des Moines State Bank (West Bank), declared a regular quarterly dividend of $0.16 per common share of outstanding stock. The dividend is payable on July 28, 2003 to shareholders of record on July 21, 2003. As of July 9, 2003, there were 16,060,271 shares of common stock outstanding.

West Bancorporation, Inc. will release its financial results for the quarter ended June 30, 2003 on July 28, 2003.

West Bank serves the metropolitan Des Moines area through eight banking locations and will enter the Iowa City area market on July 19th through its acquisition of Hawkeye State Bank which is scheduled to close on July 18th.



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